Exhibit 99

PRESS RELEASE	October 24, 2007
FOR IMMEDIATE RELEASE
Yadkin Valley Financial Corporation Announces Third Quarter 2007 Diluted Earnings Per Share of $0.37, an Increase of 8.8% Over the Third Quarter 2006
Yadkin Valley Financial Corporation, (“the Company”) Elkin, NC (NASDAQ: YAVY — news), the holding company for Yadkin Valley Bank and Trust Company (“the Bank”), reports earnings of $3.92 million for the quarter ended September 30, 2007, an increase of 7.8% as compared with earnings of $3.64 million for the same quarter of 2006. Diluted earnings per share (“EPS”) were $0.37 and $0.34 for the quarters ended September 30, 2007 and 2006, respectively, an increase of 8.8%. Return on equity (“ROE”) was 11.9% for the quarter ended September 30, 2007, down from 12.1% for the quarter ended September 30, 2006, and return on tangible equity (“ROTE”) decreased to 16.7% from 17.7% over the same periods.
Net income for the nine months ended September 30, 2007 was $11.6 million, a 16.4% increase over the prior year. Year-to-date diluted earnings per share were $1.08 and $0.93, respectively, for September 30, 2007 and 2006, an increase of 16.1%. ROE increased to 12.1% for the first nine months of 2007 from 11.3% a year ago, and ROTE increased to 17.0% in 2007 from 16.5% in 2006.
The increase in quarterly net income over the prior year was attributed primarily to an increase in net interest income $338,000, or 3.3%, a decrease in the provision for loan losses of $225,000, or 42.9%, and a decrease in noninterest expenses of $196,000, or 2.4%. These items more than offset the decline in noninterest income of $370,000, or 9.4%.
Third quarter net interest income increased as a result of the growth in average loans and average investments of $55.5 million and $15.1 million, respectively from the third quarter 2006 to the third quarter 2007. The increase was also attributed to the increase in the yield on earning assets from 7.40% to 7.55% for the same periods. Net interest margin declined from 4.43% in the third quarter of 2006 to 4.24% in 2007 as the cost of funds increased from 3.61% to 4.03%. The provision for loan losses decreased as loan performance remained strong and the allowance for loan losses to total loans increased by 3 basis points to 1.32% as compared to a year ago. Furthermore, the coverage of allowance for loan losses to non-performing loans increased to 668% on September 30, 2007, from 205% on September 30, 2006.
Noninterest expenses, primarily salaries and benefits, declined over the prior year despite asset and branch growth. Savings from a premium holiday declared by the employee health insurance carrier in August were recognized during the quarter and were shared by the bank ($112,000) and its employees ($47,000). Salaries and commissions expense recognized during the quarter increased only by $74,000, or 1.6% over the prior year. The accrual for annual employee bonuses decreased by $205,000 for the quarter as compared to the prior year. For the nine-month period ending September 30, 2007 the bonus accruals have averaged $7,800 per month less than the same period a year ago. The decrease in noninterest income for the quarter can be attributed to a decrease of $348,000, or 20.6% in net gains on sales of mortgage loans, as mortgage volume declined and margins tightened. Losses on sales of assets obtained from foreclosures totaled $64,000 during the quarter compared with no gains or losses in the prior year.

Loan growth accelerated during the third quarter. For the three and nine month periods ended September 30, 2007, gross loans held for investment increased by $35.1 million (17.1%, annualized) and $36.7 million (6.0%, annualized), respectively. Loan growth for the third quarter was concentrated in construction and land development, commercial real estate fixed rate, and commercial lines of credit. Deposit growth for the three and nine month periods ended September 30, 2007 has totaled $6.5 million (2.8%, annualized) and $41.2 million (6.1%, annualized), respectively.
Bill Long, President and CEO, said, “I am pleased to announce our continued growth in earnings for the three months ending on September 30, 2007. Comparing the third quarters of 2007 and 2006, basic quarterly earnings increased $0.03 to $0.37 per share, and year-to-date earnings increased to $0.16 to $1.10 per share. While quarterly noninterest income decreased from 2006 to 2007 due to a reduction in other service fees and net gains on sales of mortgage loans, we were also able to reduce non-interest expenses in salaries and employment benefits, occupancy and equipment expenses, printing and supplies, and amortization costs. This performance is a direct result of our employees’ efforts to control expenses as planned according to branch and departmental budgets and as emphasized by management throughout the year.
“Gross loans held for investment increased 9.3% from September 2006 to September 2007 after a very slow start during the first four months of 2007. Deposits and assets rose 9.6% and 4.6%, respectively, from September 30, 2006 to September 30, 2007. Basic and diluted EPS, book value per share and tangible book value per share, all increased over the June 30, 2007 quarter as well as over the September 30, 2006 quarter. Credit quality seems to be an important topic in our industry, and we are extremely proud of our performance in this area. Below is a summary of key areas:

Quarter-to-Date	September 30, 2006	September 30, 2007	Increase /(Decrease)
Nonperforming Loans (000’s omitted)	5,184	1,682	(3,502)
Nonperforming Assets (000’s omitted)	5,311	2,630	(2,681)
%Nonperforming Loans to Total Loans	0.63%	0.19%	(0.44%)
% Nonperforming Assets to Total Assets	0.49%	0.23%	(0.26%)
% Allowance for Loan Loss to Total Loans	1.29%	1.32%	0.03%

“Year to date net charge offs to average total loans at September 30, 2007 were 0.06%, annualized, as compared to 0.08% for the year-to-date period ended September 30, 2006. We believe our asset quality is outstanding, and my sincere thanks go to Jim Pearce, John Crysel and all of the employees, lenders and collectors for their hard work in producing and maintaining our high quality loan portfolio. Our mortgage lending subsidiary, Sidus Financial, LLC, is not originating subprime loans at this time after closing its Alternative Lending office in September 2007. Sidus holds two performing subprime loans totaling $160,000 in principal. The Alternative Lending office previously originated and sold loans that were approximately 1.6% of Sidus’ total loan volume for 2007.
“The pending merger with Cardinal State Bank is the most important project we have going and I feel great about where we are. John Mallard and his group have hit the ground running and I feel sure this merger will become one of the most significant events in the 39-year history of our bank.”
“The last quarter of ’07 will be a challenge. Our goal this year has been to finish ’07 with a double digit percentage increase in earnings. Our year-to-date net income at September 30, 2007 has increased approximately 16% over net income for the same period last year. While we continue to see pressure on margins for the remainder of 2007, we feel good about where we are and our ability to meet the challenges ahead.”
Yadkin Valley Bank and Trust Company is a full service community bank providing services in twenty-four branches throughout its three regions in North Carolina. The Yadkin Valley Bank region serves Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties and operates a loan production office in Wilmington, NC. The Piedmont Bank region serves Iredell and Mecklenburg Counties. The High Country Bank region serves Avery and Watauga Counties. The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North Carolina. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network.
This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the Company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

Yadkin Valley Financial Corporation
(Amounts in thousands except per share data)
(unaudited)

	For the Three Months Ended
	September 30,	June 30,	September 30,
	2007	2007	2006
Interest income	$19,231	$18,647	$17,453
Interest expense	8,504	8,238	7,064

Net interest income	10,727	10,409	10,389
Provision for loan losses	300	200	525

Net interest income after provision for loan loss	10,427	10,209	9,864

Noninterest Income:
Service charges on deposit accounts	1,003	954	977
Other service fees	863	1,014	971
Net gain on sales of mortgage loans	1,338	1,646	1,686
Net gain on sales of investment securities	45	—	—
Income on investment in bank owned life Insurance	255	314	159
Mortgage banking income	63	133	50
Other income	(11)	52	83

Total noninterest income	3,556	4,113	3,926

Noninterest Expense:
Salaries and employee benefits	4,625	4,989	4,898
Occupancy and equipment expense	984	988	1,030
Printing and supplies	127	139	170
Data processing	105	110	98
Amortization of core deposit intangible	194	197	201
Other expense	1,981	2,260	1,815

Total noninterest expense	8,016	8,683	8,212

Income before income taxes	5,967	5,639	5,578
Income taxes	2,045	1,853	1,941

Net income	$3,922	$3,786	$3,637

Income per share:
Basic	$0.37	$0.36	$0.34
Diluted	$0.37	$0.35	$0.34

Average shares outstanding — basic	10,584	10,614	10,635
Average shares outstanding — diluted	10,721	10,792	10,783

Yadkin Valley Financial Corporation
(Amounts in thousands except per share data)
(unaudited)

	For the Nine Months Ended September 30,
	2007	2006
Interest income	$55,854	$49,251
Interest expense	24,501	18,754

Net interest income	31,353	30,497
Provision for loan losses	800	1,640

Net interest income after provision for loan loss	30,553	28,857

Noninterest Income:
Service charges on deposit accounts	2,938	2,778
Other service fees	2,719	2,539
Net gain on sales of mortgage loans	4,394	4,370
Net gain on sales of investment securities	45	19
Income on investment in bank owned life insurance	785	451
Mortgage banking income	276	178
Other income	590	223

Total noninterest income	11,747	10,558

Noninterest Expense:
Salaries and employee benefits	14,453	14,022
Occupancy and equipment expense	2,987	2,901
Printing and supplies	409	464
Data processing	315	304
Amortization of core deposit intangible	589	616
Other expense	6,210	5,733

Total noninterest expense	24,963	24,040

Income before income taxes	17,337	15,375
Income taxes	5,716	5,390

Net income	$11,621	$9,985

Income per share:
Basic	$1.10	$0.94
Diluted	$1.08	$0.93

Average shares outstanding — basic	10,604	10,651
average shares outstanding — diluted	10,782	10,791

Yadkin Valley Financial Corporation
(Amounts in thousands except per share data)
(unaudited)

	As of Sept. 30,	As of Dec. 31,
	2007	2006*
Assets Cash and due from banks	$21,333	$42,387
Federal funds sold and interest-bearing deposits	1,784	1,669
Securities available for sale	142,385	127,520
Gross loans held for investment	851,614	814,910
Allowance for loan losses	(11,229)	(10,829)
Loans held for sale	36,050	42,351
Accrued interest receivable	6,413	5,796
Premises and equipment, net	26,749	27,098
Federal Home Loan Bank stock	2,782	3,633
Investment in bank-owned life insurance	22,787	22,797
Goodwill	32,697	32,697
Core deposit intangible	4,449	5,038
Other assets	6,152	4,834

Total Assets	$1,143,966	$1,119,901

Liabilities and Stockholders’ Equity
Non-interest bearing deposits	$153,046	$151,812
NOW, savings, and money market	229,371	233,032
Time deposits over $100,000	253,575	228,55
Other time deposits	313,066	294,450
Borrowed funds	54,694	79,063
Accrued interest payable	3,436	2,975
Other liabilities	5,844	5,616

Total Liabilities	1,013,032	995,502
Stockholders’ equity	130,934	124,399

Total Liabilities and Stockholders’ Equity	$1,143,966	$1,119,901

Shares outstanding at end of period	10,573	10,610
* Note: Derived from audited financial statements

Yadkin Valley Financial Corporation
(unaudited)

	For the Three Months Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2007	2007	2007	2006	2006
Per Share Data:
Basic Earnings per Share	$0.37	$0.36	$0.37	$0.36	$0.34
Diluted Earnings per Share	$0.37	$0.35	$0.36	$0.35	$0.34
Book Value per Share	$12.38	$12.06	$11.97	$11.72	$11.46
Tangible Book Value per Share	$8.87	$8.54	$8.43	$8.17	$7.94
Cash Dividends per Share	$0.13	$0.13	$0.12	$0.12	$0.12

Selected Performance Ratios:
Return on Average Assets (annualized)	1.38%	1.36%	1.46%	1.39%	1.36%
Return on Average Equity (annualized)	11.94%	11.79%	12.53%	12.28%	12.10%
Return on Tangible Equity (annualized)	16.72%	16.63%	17.84%	17.67%	17.66%
Net Interest Margin (annualized)	4.24%	4.21%	4.32%	4.34%	4.43%
Net Interest Spread (annualized)	3.52%	3.50%	3.64%	3.71%	3.79%
Noninterest Income as a % of Revenue	25.43%	28.72%	29.14%	27.76%	28.47%
Noninterest Income as a % of Average Assets	0.32%	0.37%	0.38%	0.35%	0.37%
Noninterest Expense as a % of Average Assets	0.71%	0.78%	0.76%	0.74%	0.77%
Net Noninterest income as a % of Average Assets	-0.40%	-0.41%	-0.39%	-0.39%	-0.40%
Efficiency Ratio	54.10%	57.77%	55.19%	54.83%	55.35%

Asset Quality:
Nonperforming Loans (000’s)	1,682	2,639	2,361	1,830	5,184
Nonperforming Assets(000’s)	2,630	3,317	3,220	2,404	5,311
Nonperforming Loans to Total Loans	0.19%	0.31%	0.27%	0.21%	0.63%
Nonperforming Assets to Total Assets	0.23%	0.29%	0.28%	0.21%	0.49%
Allowance for Loan Losses to Total Loans	1.32%	1.32%	1.29%	1.26%	1.29%
Allowance for Loan Losses to Nonperforming Loans	668%	427%	470%	592%	205%
Net Charge-offs to Average Loans (annualized)	0.16%	0.01%	0.02%	0.15%	0.09%

Capital Ratios(1):
Equity to Total Assets	11.45%	11.32%	11.19%	11.11%	11.11%
Tangible Equity to Tangible Assets(2)	8.47%	8.29%	8.13%	8.01%	7.97%
Tier 1 leverage ratio	8.53%	8.26%	8.36%	8.16%	8.18%
Tier 1 risk-based ratio	9.41%	9.48%	9.40%	9.20%	9.38%
Total risk-based capital ratio	10.54%	10.68%	10.59%	10.37%	10.57%
(1)	Capital ratios are for Yadkin Valley Bank and Trust Company.

(2)	The tangible equity to tangible assets ratio is a non-GAAP measure that management feels may be useful to investors.

Yadkin Valley Financial Corporation
(unaudited)

	For the Nine Months Ended
	Sept 30, 2007	Sept 30, 2006	Sept 30, 2005
Selected Performance Ratios:
Return on Average Assets (annualized)	1.40%	1.28%	1.13%
Return on Average Equity (annualized)	12.08%	11.25%	9.63%
Return on Tangible Equity (annualized)	17.04%	16.50%	14.44%
Net Interest Margin	4.26%	4.48%	4.02%
Net Interest Spread	3.55%	3.91%	3.66%
Noninterest Income as a % of Revenue	27.77%	26.79%	29.03%
Noninterest Income as a % of Average Assets	1.06%	1.01%	1.01%
Noninterest Expense as a % of Average Assets	2.25%	2.31%	2.24%
Efficiency Ratio	55.90%	56.41%	59.42%

Asset Quality:
Net Charge-offs to Average Loans (annualized)	0.06%	0.08%	0.11%

Average Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands)

(Unaudited)
Three Months Ended:	September 30, 2007			September 30, 2006
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
INTEREST EARNING ASSETS
Federal funds sold	$7,571	$99	5.19%	$5,212	$70	5.33%
Interest bearing deposits	3,977	47	4.69%	1,509	20	5.26%
Investment securities (1)	142,941	1,852	5.14%	127,842	1,493	4.63%
Total loans (1,2)	865,254	17,409	7.98%	809,721	16,030	7.85%

Total average earning assets (1)	1,019,743	19,407	7.55%	944,284	17,613	7.40%

Noninterest earning assets	108,592			118,959

Total average assets	$1,128,335			$1,063,243

INTEREST BEARING LIABILITIES
NOW and money market	$188,890	$1,059	2.22%	$180,212	$977	2.15%
Savings	35,998	91	1.00%	39,039	98	1.00%
Time certificates	560,606	6,855	4.85%	485,723	5,349	4.37%

Total interest bearing deposits	785,494	8,005	4.04%	704,874	6,424	3.62%
Repurchase agreements sold	34,183	296	3.44%	31,527	229	2.88%
Borrowed funds	17,545	203	4.59%	39,593	411	4.12%

Total interest bearing liabilities	837,222	8,504	4.03%	775,994	7,064	3.61%

Noninterest bearing deposits	154,496			150,493
Stockholders’ equity	128,351			119,231
Other liabilities	8,266			17,525

Total average liabilities and stockholders’ equity	$1,128,335			$1,063,243

NET INTEREST INCOME/ YIELD (3,4)		$10,903	4.24%		$10,549	4.43%

INTEREST SPREAD (5)			3.52%			3.79%
1.
Yields related to securities and loans exempt from Federal income taxes are stated on a fully tax-equivalent basis, assuming a Federal income tax rate of 34%, reduced by the nondeductible portion of interest expense

2.	The loan average includes loans on which accrual of interest has been discontinued.

3.	Net interest income is the difference between income from earning assets and interest expense.

4.	Net interest yield is net interest income divided by total average earning assets.

5.	Interest spread is the difference between the average interest rate received on earning assets and the average rate paid on interest bearing liabilities.

Average Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands)

(Unaudited)
Nine Months Ended:	September 30, 2007			September 30, 2006
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
INTEREST EARNING ASSETS
Federal funds sold	$6,626	$268	5.41%	$3,674	$136	4.95%
Interest bearing deposits	3,162	75	3.17%	2,270	71	4.18%
Investment securities (1)	135,703	5,174	5.10%	122,725	4,173	4.55%
Total loans (1,2)	855,011	50,842	7.95%	794,979	45,342	7.63%

Total average earning assets (1)	1,000,502	56,360	7.53%	923,648	49,722	7.20%

Noninterest earning assets	110,521			118,669

Total average assets	$1,111,258			$1,042,317

INTEREST BEARING LIABILITIES
NOW and money market	$187,946	$3,118	2.22%	$187,234	$2,792	1.99%
Savings	36,445	273	1.00%	39,872	298	1.00%
Time certificates	545,262	19,590	4.80%	456,409	13,842	4.05%

Total interest bearing deposits	769,653	22,981	3.99%	683,515	16,932	3.31%
Repurchase agreements sold	34,681	866	3.34%	30,573	650	2.84%
Borrowed funds	18,912	654	4.62%	47,673	1,172	3.29%

Total interest bearing liabilities	823,246	24,501	3.98%	761,761	18,754	3.29%

Noninterest bearing deposits	152,976			146,012
Stockholders’ equity	128,579			118,637
Other liabilities	6,457			15,907

Total average liabilities and stockholders’ equity	$1,111,258			$1,042,317

NET INTEREST INCOME/ YIELD (3,4)		$31,859	4.26%		$30,968	4.48%

INTEREST SPREAD (5)			3.55%			3.91%
1.
Yields related to securities and loans exempt from Federal income taxes are stated on a fully tax-equivalent basis, assuming a Federal income tax rate of 34%, reduced by the nondeductible portion of interest expense 2. The loan average includes loans on which accrual of interest has been discontinued.

3.	Net interest income is the difference between income from earning assets and interest expense.

4.	Net interest yield is net interest income divided by total average earning assets.

5.	Interest spread is the difference between the average interest rate received on earning assets and the average rate paid on interest bearing liabilities.
For additional information contact:
      William A. Long, President and CEO
      Edwin E. Laws, CFO
      (336) 526-6312
Source: Yadkin Valley Financial Corporation